UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 20, 2008
NAVARRE CORPORATION
(Exact name of Registrant as specified in its charter)

Minnesota	000-22982	41-1704319

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)
7400 49th Avenue North, New Hope, MN 55428
(Address of principal executive offices)
Registrant’s telephone number, including area code: (763) 535-8333
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Second Amendment to Amended and Restated Employment Agreement
Amended and Restated Executive Severance Agreement
Executive Severance Agreement
Executive Severance Agreement

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 20, 2008, Navarre Corporation (the “Company”), as authorized by the Compensation Committee of the Board of Directors, entered into the following agreements and amendments memorializing certain changes to the employment agreements of certain executive officers of the Company (collectively, the “New Agreements”): (i) Second Amendment to the Cary L. Deacon Amended and Restated Employment Agreement dated December 28, 2006, as previously amended January 29, 2007 (the “Deacon Amendment”); (ii) Amended and Restated Executive Severance Agreement for J. Reid Porter replacing the Executive Severance Agreement dated December 23, 2005 (the “Porter Agreement”); and (iii) Executive Severance Agreements for Brian M.T. Burke and John Turner replacing the Termination Agreements dated November 1, 2001 (the “Burke and Turner Agreements”).
The New Agreements were entered into, in part, to comply with the deferred compensation requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). Generally, this resulted from either delaying severance payments for a period of six months from termination or structuring the severance payments to fall outside of the Code definition of deferred compensation. In addition, the New Agreements incorporate other changes summarized as follows:
     • The Deacon Amendment. Severance payments due upon an involuntary termination of employment by the Company without cause or upon a constructive discharge of the executive will be paid in a lump sum on the first day of the seventh month following the month in which the termination of employment occurred. If applicable, severance payments will be offset by any income protection benefits payable during the first 24 months of a qualifying disability under the Company’s group short-term and long-term disability insurance plans. Severance payments for a qualifying termination within 12 months following a Change in Control Transaction are increased to three times base salary and three times the average amount of bonus earned and paid with respect to the preceding three years. A “Change in Control Transaction” generally includes the occurrence of any of the following: (i) the acquisition by any person or entity of 50% or more of the voting power of the Company’s outstanding shares; (ii) a merger or other business combination of the Company, a substantial asset sale or a liquidation or dissolution, unless following such transaction the Company’s shareholders before the transaction have the same proportionate ownership of stock of the surviving entity; (iii) the board of directors prior to any transaction does not constitute a majority of the board thereafter; and (iv) any other transaction required to be reported as a change of control under Regulation 14A of the Securities and Exchange Commission.
     • The Porter Agreement. Severance payments due upon an involuntary termination of employment by the Company without cause or upon a constructive discharge of the executive will be paid in a lump sum on the first day of the seventh month following the month in which the termination of employment occurred. If applicable, severance payments will be offset by any income protection benefits payable during the first 12 months of a qualifying disability under the Company’s group short-term and long-term disability insurance plans. Severance payments for a qualifying termination within 12 months following a Change in Control Transaction (as defined above) are increased to two times base salary and two times the average amount of bonus earned and paid with respect to the preceding three years.
     • The Burke and Turner Agreements. These agreements provide for severance payments in the event that the executive’s employment is involuntarily terminated without cause, or is terminated by the executive due to a material adverse change in the executive’s duties, responsibilities, authority or base salary. Severance payments equal one times base salary and one times the average amount of bonus earned and paid with respect to the preceding three years. Severance payments are paid in a lump sum within 30 days after the date of termination. If applicable, severance payments will be offset by any income protection benefits payable during the first 12 months of a qualifying disability under the Company’s group short-term and long-term disability insurance plans. Severance payments require a written release of all claims and agreements by the executive with respect to non-solicitation, confidentiality obligations and assignment of intellectual property rights. The agreements expire December 31, 2010; however, the initial term of each agreement automatically extends for successive one year periods unless notice of termination is provided by one party to the other at least six months prior to the expiration of the then-current term.
The foregoing summaries of the New Agreements are qualified in their entirety by the terms of the actual amendment and agreements, copies of which are attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4 to this Form 8-K, and copies of the Cary L. Deacon Amended and Restated Employment Agreement filed as an exhibit to Company’s Form 8-K dated December 28, 2006 (File No. 0-22982)) and first Amendment filed as an exhibit to the Company’s Form 8-K dated January 25, 2007 (File No. 0-22982), all of which are hereby incorporated by reference.

Item 9.01.	Financial Statements and Exhibits
     (d) The following are furnished as exhibits to this report:
          10.1 Second Amendment dated March 20, 2008 to the Amended and Restated Employment Agreement dated December 28, 2006, by and between Cary L. Deacon and Navarre Corporation.
          10.2 Amended and Restated Executive Severance Agreement dated March 20, 2008 by and between J. Reid Porter and Navarre Corporation.
          10.3 Executive Severance Agreement dated March 20, 2008 by and between Brian M.T. Burke and Navarre Corporation.
          10.4 Executive Severance Agreement dated March 20, 2008 by and between John Turner and Navarre Corporation.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NAVARRE CORPORATION
Dated: March 21, 2008	By:	/s/ J. Reid Porter
		Name:	J. Reid Porter
		Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Second Amendment dated March 20, 2008 to the Amended and Restated Employment Agreement dated December 28, 2006, by and between Cary L. Deacon and Navarre Corporation.

10.2	Amended and Restated Executive Severance Agreement dated March 20, 2008 by and between J. Reid Porter and Navarre Corporation.

10.3	Executive Severance Agreement dated March 20, 2008 by and between Brian M.T. Burke and Navarre Corporation.

10.4	Executive Severance Agreement dated March 20, 2008 by and between John Turner and Navarre Corporation.